DFBG Reports First Quarter 2018 Results

LOS ANGELES, CALIFORNIA, May 15, 2018 – Differential Brands Group Inc. (the “Company”) (NASDAQ: DFBG), a branded portfolio of operating companies in the apparel, footwear and accessories sectors comprised of Hudson Jeans, Robert Graham and SWIMS, today announced EBITDA of $1.5 million driven by a 12% jump in Consumer Direct sales for the three months ended March 31, 2018.

Total Company net sales for the first quarter of 2018 decreased by 3%  from the same period last year to $38.8 million. Comparable retail stores net sales at both Robert Graham and SWIMS increased 16% as both full price and outlet stores contributed strong double digit sales gains across the brands which helped drive the 12% improvement at Consumer Direct. Wholesale segment sales declined 8% as improvements at Robert Graham were offset by reductions at Hudson and SWIMS.

Michael Buckley, Chief Executive Officer, commented, “Our stores at both Robert Graham and SWIMS outperformed during the first quarter by posting significant comparable store sales gains. The Consumer Direct segment produces margins that are on average 27 points better than Wholesale, thus we did not see as much margin erosion from the Wholesale segment decline. Department store brick and mortar shoppers continue to slowly migrate toward ecommerce channels. This ecommerce migration has had some impact on Hudson’s channel distribution. Our SWIMS wholesale business was impacted by a timing difference related to outgoing shipments in early Q2 that were scheduled for late Q1.”

Mr. Buckley continued, “We remain committed to test a retail store in the U.S. for Hudson, and Hudson’s roll-out of sportswear is on schedule for Fall 18’. Robert Graham has revitalized its Women’s offering in Spring 18’ and is poised to invest in this category as a major avenue of future growth. Robert Graham also executed a new license for tailored clothing during the quarter. Lastly, at SWIMS, our Spring 18’ expanded assortment has been met with high regard from the market, and we expect to see a favorable impact in the second quarter of 2018. The assortment expansion augers well for the Fall 18’ season. SWIMS’ first company-owned full price retail store location, in Oslo, Norway, is on schedule to open in the Fall of 2018.”

Segment net sales and adjusted EBITDA results were as follows:

	Three months ended March 31,
	2018	2017
	(unaudited, in thousands)
Net sales:
Wholesale	$28,670	$31,144
Consumer Direct	9,364	8,346
Corporate and other	784	613
Total Company net sales	$38,818	$40,103

Adjusted EBITDA
Operating income (loss):
Wholesale	$6,156	$8,357
Consumer Direct	(143)	(1,213)
Corporate and other	(6,569)	(7,449)
Adjustments*	2,100	2,847
Total Company Adjusted EBITDA	$1,544	$2,542

*See “Adjusted EBITDA” below for reconciliation with GAAP.

First Quarter Financial Review

Total Company net sales for the three months ended March 31, 2018, decreased 3% to $38.8 million, reflecting a 12% increase in Consumer Direct segment sales and an 8% decrease in Wholesale segment sales. The Consumer Direct increase was driven by a 16% comparable stores net sales increase. At Robert Graham and SWIMS, both full price and outlet stores performed double digit ‘comps’. In regard to the Wholesale segment, Robert Graham improved its business to mid-single digit growth versus the same quarter last year. However, Robert Graham’s Wholesale sales improvement was offset by declines at Hudson and SWIMS. SWIMS decrease related to delayed receipt flow that shifted some revenue into early second quarter while Hudson booked less sales volume as a product of its customers continuing to have some difficulty navigating the consumer shift to the on-line distribution channel. Hudson is working with certain retailers to help navigate this shift, such as offering a drop shipment service for major retail customers, as well as developing new relationships with meaningful emerging premium on-line retailers.

Gross profit was $16.3 million this quarter, compared to $18.6 million in the first quarter of fiscal 2017. Last year’s gross profit was impacted by a benefit of $1.4 million related to a one-time accounting change of the valuation of inventory (refer to Form 10-K for the year ended December 31, 2017 for details). On a comparable basis, gross profit last year was $17.2 million or $0.9 million over the first quarter 2018. This reduction primarily relates to the Wholesale net sales decline this quarter which more than offset Consumer Direct margin gains. Gross profit margin on a comparable basis was 41.9% compared to 42.9% last year.

Selling, general and administrative expenses for the quarter ended March 31, 2018, were $15.3 million compared to $17.4 million in the same quarter of the prior year. Selling, general and administrative expenses as a percentage of net sales decreased to 39.5% from 43.4% in the first quarter of 2017. These improvements relate to the permanent re-structure of certain Wholesale selling commissions and efficiencies gained by consolidating certain administrative functions.

Adjusted EBITDA for the first quarter of 2018 was $1.5 million as compared to $2.5 million for the same quarter last year. Last year’s adjusted EBITDA included the one-time $1.4 million accounting adjustment for inventory valuation that benefited gross profit. Without the adjustment, first quarter 2018 adjusted EBITDA would have exceeded last year by $0.4 million.

For the first quarter of 2018 and 2017, net loss and loss per share were $4.1 million and $0.43 per share compared to $2.4 million and $0.28 per share, respectively.

About Differential Brands Group

Differential Brands Group Inc. (NASDAQ: DFBG) is a platform that focuses on branded operating companies in the premium apparel, footwear and accessories sectors. Our focus is on organically growing our brands through a global, omni-channel distribution strategy while continuing to seek opportunities to acquire accretive, complementary premium brands.

Our current brands are Hudson®, a designer and marketer of women’s and men’s premium, branded denim and apparel, Robert Graham®, a sophisticated, eclectic apparel and accessories brand seeking to inspire a global movement, and SWIMS®, a Scandinavian lifestyle brand best known for its range of fashion-forward, water-friendly footwear, apparel and accessories. For more information, please visit Differential's website at: www.differentialbrandsgroup.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The matters discussed in this release involve estimates, projections, goals, forecasts, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. All statements in this release that are not purely historical facts are forward-looking statements, including statements containing the words “may,” “will,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “believe,” “plan,” “project,” “will be,” “will continue,” “will likely result” or similar expressions. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: the risk of intense competition in the denim and premium lifestyle apparel industries; the risk that the Company’s substantial indebtedness could adversely affect the Company’s financial performance and impact the Company’s ability to service its indebtedness; the risks associated with the Company’s foreign sourcing of its products and the implementation of foreign production for Hudson’s products, including in light of potential changes in international trade relations brought on by the current U.S. presidential administration; risks associated with the Company’s third-party distribution system; the risk that the Company will be unsuccessful in gauging fashion trends and changing customer preferences; the risk that changes in general economic conditions, consumer confidence or consumer spending patterns, including consumer demand for denim and premium lifestyle apparel, will have a negative impact on the Company’s financial performance or strategies and the Company’s ability to generate cash flows from its operations to service its indebtedness; risks related to the Company’s ability to respond to the business environment and fashion trends; risks related to continued acceptance of the Company’s brands in the marketplace; risks related to the Company’s reliance on a small number of large customers; risks related to the Company’s ability to implement successfully any growth or strategic plans; risks related to the Company’s ability to manage the Company’s inventory effectively; the risk of cyber-attacks and other system risks; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of the Company’s operations or new acquisitions; risks related to the Company’s ability to continue to have access on favorable terms to sufficient sources of liquidity necessary to fund ongoing cash requirements of its operations or new acquisitions; risks related to the Company’s pledge of all its tangible and intangible assets as collateral under its financing agreements; risks related to the Company’s ability to generate positive cash flow from operations; risks related to a possible oversupply of denim in the marketplace; and other risk. The Company discusses certain of these factors more fully in its additional filings with the SEC, including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC, and this release should be read in conjunction with those reports through the date of this release. The Company urges you to consider all of these risks, uncertainties and other factors carefully in evaluating the forward-looking statements contained in this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Since the Company operates in a rapidly changing environment, new risk factors can arise and it is not possible for the Company’s management to predict all such risk factors, nor can the Company’s management assess the impact of all such risk factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. The Company’s future results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Contacts:

Investor Relations

Bob Ross, Chief Financial Officer

Differential Brands Group Inc.

323.558.5115

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three months ended March 31,
	2018	2017
	(unaudited)
Net sales	$38,818	$40,103
Cost of goods sold	22,563	21,499
Gross profit	16,255	18,604
Operating expenses
Selling, general and administrative	15,348	17,411
Depreciation and amortization	1,463	1,498
Total operating expenses	16,811	18,909
Operating loss	(556)	(305)
Interest expense	2,215	2,047
Other (income) expense, net	(1)	24
Loss before income taxes	(2,770)	(2,376)
Income tax provision (benefit)	1,315	(26)
Net loss	$(4,085)	$(2,350)

Loss per common share - basic and diluted	$(0.43)	$(0.28)

Weighted average shares outstanding
Basic	13,550	13,287
Diluted	13,550	13,287

As a Percent of Sales

	Three months ended March 31,
	2018	2017
	(unaudited)
Net sales	100.0%	100.0%
Cost of goods sold	58.1%	53.6%
Gross profit	41.9%	46.4%
Operating expenses
Selling, general and administrative	39.5%	43.4%
Depreciation and amortization	3.8%	3.7%
Total operating expenses	43.3%	47.2%
Operating loss	(1.4%)	(0.8%)
Interest expense	5.7%	5.1%
Other (income) expense, net	(0.0%)	0.1%
Loss before income taxes	(7.1%)	(5.9%)
Income tax provision (benefit)	3.4%	(0.1%)
Net loss	(10.5%)	(5.9%)

Adjusted EBITDA

	Three months ended March 31,
	2018	2017
	(unaudited, in thousands)
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(4,085)	$(2,350)

Adjustments:
Provision (benefit) for income taxes	1,315	(26)
Interest expense	2,215	2,047
Non-cash stock compensation (a)	637	439
Depreciation and amortization	1,463	1,498
Restructuring (b)	—	843
Store closure costs (c)	—	67
Foreign currency (gain) loss	(1)	24
Total Adjustments	5,629	4,892

Adjusted EBITDA (1)	$1,544	$2,542

(1)

Adjusted EBITDA is defined as net loss excluding: income taxes, interest expense, non-cash stock compensation, depreciation and amortization, restructuring costs, store closure costs, and gain or loss related to foreign currency transactions. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company’s financial condition and results of operations. The Company believes Adjusted EBITDA provides additional information for determining its ability to meet future debt service requirements and capital expenditures.

(a)	Represents stock compensation expense related to the grant of restricted stock units and stock options.
(b)

Represents restructuring charges for severance and recruiting costs related to a change in management, and additional costs incurred related to launching the new Hudson e-commerce website and moving e-commerce distribution in house.

(c)	Represents the write-off of assets related to one store in which the lease was cancelled during the first quarter of fiscal 2017.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that either excludes or includes amounts which are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles generally accepted in the United States (GAAP). Management uses these non-GAAP financial measures to evaluate the performance of the business over time on a consistent basis, identify business trends relating to the financial condition and results of operations and make business decisions.  The Company believes that providing non-GAAP measures is useful to provide a consistent basis for investors to understand the Company’s financial performance in comparison to historical periods and to allow investors to evaluate the performance using the same methodology and information as that used by management.  However, investors need to be aware that non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. Investors should consider these non-GAAP financial measures in addition to, and not as substitutes for or superior to, the Company’s other measures of the Company’s financial performance that the Company prepares in accordance with GAAP.  Further, non-GAAP information may be different from the non-GAAP information provided by other companies.

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	March 31,	December 31,	March 31,
	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,331	$8,250	$4,038
Accounts receivable, net	24,513	22,246	22,723
Inventories	33,921	31,733	28,490
Prepaid expenses and other current assets	6,170	4,832	3,708
Total current assets	68,935	67,061	58,959
Property and equipment, net	8,120	8,417	10,170
Goodwill	8,536	8,380	8,284
Intangible assets, net	89,162	89,332	91,199
Other assets	1,914	484	467
Total assets	$176,667	$173,674	$169,079

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$24,939	$22,204	$20,810
Short-term convertible note	—	13,694	13,308
Current portion of long-term debt	2,813	2,813	1,875
Total current liabilities	27,752	38,711	35,993
Line of credit	22,915	21,254	16,287
Convertible notes	14,189	13,866	12,947
Long-term debt, net of current portion	44,035	44,896	46,538
Deferred income taxes, net	7,308	6,650	11,054
Other liabilities	3,924	3,554	3,619
Total liabilities	120,123	128,931	126,438

Equity
Series A convertible preferred stock	5	5	5
Series A-1 convertible preferred stock	459	—	—
Common stock	1,360	1,349	1,330
Additional paid-in capital	75,192	61,314	59,531
Accumulated other comprehensive income (loss)	1,034	271	(137)
Accumulated deficit	(21,506)	(18,196)	(18,088)
Total equity	56,544	44,743	42,641
Total liabilities and equity	$176,667	$173,674	$169,079

DIFFERENTIAL BRANDS GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three months ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,085)	$(2,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,463	1,498
Amortization of deferred financing costs	110	103
Amortization of convertible notes discount	179	194
Paid-in-kind interest	437	425
Stock-based compensation	637	439
Provision for bad debts	94	187
Loss on disposal of assets	4	—
Deferred taxes	523	8
Changes in operating assets and liabilities:
Accounts receivable	(145)	(2,685)
Inventories	(2,365)	(4,510)
Prepaid expenses and other assets	(628)	547
Accounts payable and accrued expenses	(416)	2,785
Other liabilities	317	(10)
Net cash used in operating activities	(3,875)	(3,369)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(439)	(337)
Net cash used in investing activities	(439)	(337)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(938)	—
Proceeds from line of credit, net	1,379	3,350
Payment of deferred financing costs	—	(124)
Repayment of customer cash advances	—	(1,707)
Taxes paid in lieu of shares issued for stock-based compensation	(53)	(223)
Net cash provided by financing activities	388	1,296

Effect of exchange rate changes on cash and cash equivalents	7	(28)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,919)	(2,438)

CASH AND CASH EQUIVALENTS, at beginning of period	8,250	6,476
CASH AND CASH EQUIVALENTS, at end of period	$4,331	$4,038